Exhibit 99.1

Annaly Capital Management, Inc. Announces the Appointment of Anthony C. Green as Chief Legal Officer and Retirement of R. Nicholas Singh, Effective March 1, 2017

NEW YORK--(BUSINESS WIRE)--January 17, 2017--Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced the decision of R. Nicholas Singh to retire as Chief Legal Officer of the Company, effective March 1, 2017. The Board of Directors thanks Mr. Singh for his many years of service and valuable contributions to the Company. Anthony C. Green, 42, will be appointed as Chief Legal Officer of the Company, effective upon Mr. Singh’s retirement.

“On behalf of the Board of Directors and our executive management team, I want to personally thank Nick for all he has done for the Company and wish him all the best in his retirement,” said Kevin Keyes, Chief Executive Officer and President of Annaly. “Nick has had an impressive legal career, including serving as the Chief Legal Officer of the Company for the past twelve years and prior to that, as our primary outside counsel since 2000. He has successfully headed our legal team through our tremendous growth over the years, our resiliency during the financial crisis of 2008, the transformation of the Company through our diversification strategy and played an integral role in numerous strategic transactions including our recent $1.5 billion acquisition of Hatteras Financial Corp. Nick always maintained a consistent focus on doing what is in the best interest of the Company and our shareholders.”

“I am grateful for the opportunity to have been a member of Annaly’s leadership team,” Mr. Singh commented. “I am also very optimistic about Annaly’s future because of our talented and hardworking team that will lead Annaly going forward. I would also like to thank Kevin and Wellington as well as the other members of the Board for all they have done on behalf of the Company.”

Regarding Mr. Green’s appointment, Mr. Keyes remarked “Anthony is very well prepared for this role. He has demonstrated his ability to successfully manage and navigate complex legal situations, maintains a tireless work ethic and is a highly respected member of our senior management team. The Board and I congratulate Anthony on his promotion, we are grateful for all of his contributions to date and look forward to him continuing to help drive Annaly’s performance as the industry leader for years to come.” Mr. Green will report directly to Mr. Keyes, and continue to serve as a member of Annaly’s Operating Committee. Mr. Green currently serves as the Company’s Deputy General Counsel.

Anthony C. Green

Anthony C. Green has served as Annaly’s Deputy General Counsel since 2009. Prior to joining Annaly, Mr. Green was a partner in the Corporate, Securities, Mergers & Acquisitions Group at the law firm K&L Gates LLP. Mr. Green has over 17 years of experience in corporate and securities law. Mr. Green holds a B.A. from the University of Pennsylvania and a J.D. and LL.M. from Cornell Law School.

General

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com